Exhibit (d)(2)

EXECUTION COPY

EQUITY ROLLOVER AGREEMENT

H&F HARRINGTON AIV II, L.P.

C/O HELLMAN & FRIEDMAN LLC

ONE MARITIME PLAZA, 12TH FLOOR

SAN FRANCISCO, CALIFORNIA 94111

August 3, 2011

Beagle Parent Corp.

c/o The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Emdeon Inc.

3055 Lebanon Pike

Suite 1000

Nashville, TN 37214

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the H&F Commitment (as defined below) of H&F Harrington AIV II, L.P. (the “H&F Sponsor”), on the terms and subject to the conditions contained herein, to exchange, or to cause the exchange of, shares of Class A common stock, par value $0.00001, per share (“Class A Common Stock”), of Emdeon, Inc., a Delaware corporation (the “Company”) for the equity of Beagle Parent Corp., a newly formed Delaware corporation (“Parent”). This Agreement also sets forth the commitments of (i) HFCP VI Domestic AIV, L.P., Hellman & Friedman Investors VI, L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P. (the “H&F Unitholders”), on the terms and subject to the conditions contained herein, to enter into the Unit Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Unit Purchase Agreement”) at the Effective Time and effect the transactions contemplated thereby (the “Unit Purchases”) in accordance with the terms thereof and to take all steps contemplated by Section 2.15(b)(iv) of the Interim Investors Agreement (as in effect as of the date hereof), and (ii) Parent, on the terms and subject to the conditions contained herein, to cause, immediately after the Effective Time, EBS HoldCo II, LLC to enter into the Unit Purchase Agreement and effect the Unit Purchases in accordance with the terms thereof and to take all steps contemplated by Section 2.15(b) of the Interim Investors Agreement (as in effect as of the date hereof). It is contemplated that, pursuant to the Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) entered into concurrently herewith by and among the Company, Parent and Beagle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly-owned subsidiary of Parent. Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided.

1. Commitment.

(a) The H&F Sponsor hereby commits, on the terms and subject to the conditions set forth herein, at the Closing, to transfer, contribute and deliver to Parent (or cause the transfer, contribution and delivery of) 5,819,849 shares of Class A Common Stock (collectively, the “Rollover Contribution Shares”) immediately prior to the Effective Time (the “H&F Commitment”) in exchange for a pro rata (in kind and amount) share of the equity of Parent assuming that the value of each Rollover Contribution Share is equal to the Merger Consideration (such shares of common stock of Parent, the “Subject Equity Securities”); provided, that the H&F Sponsor shall not, under any circumstances, be obligated to transfer, contribute and deliver more than the H&F Commitment to Parent. The H&F Sponsor may effect the transfer, contribution and delivery of the Rollover Contribution Shares directly or indirectly through one or more affiliated entities or other designated co-investors; provided, that no such action shall reduce the amount of the H&F Commitment or otherwise affect the obligations of the H&F Sponsor under this Agreement. In the event Parent waives in writing its right to cause all of the Rollover Contribution Shares to be transferred, contributed and delivered to Parent under this Agreement in order to consummate the Merger, the amount of the Rollover Contribution Shares to be transferred, contributed and delivered to Parent under this Agreement may be reduced in a manner determined by the H&F Sponsor.

(b) Each of the H&F Unitholders hereby commits, on a several basis and not on a joint basis, on the terms and subject to the conditions set forth herein, at the Effective Time, to enter into the Unit Purchase Agreement and effect the Unit Purchases in accordance with the terms thereof and to take all steps contemplated by Section 2.15(b)(iv) of the Interim Investors Agreement (as in effect as of the date hereof). Parent hereby commits, on the terms and subject to the conditions set forth herein, at the Effective Time, to cause, immediately after the Effective Time, EBS HoldCo II, LLC to enter into the Unit Purchase Agreement and effect the Unit Purchases in accordance with the terms thereof and to take all steps contemplated by Section 2.15(b) of the Interim Investors Agreement (as in effect as of the date hereof).

2. Conditions. The obligation of the H&F Sponsor to transfer, contribute and deliver, or cause the transfer, contribution and delivery of its H&F Commitment shall be subject only to (i) the satisfaction or waiver by Parent of all conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement, (ii) the substantially simultaneous funding by Blackstone Capital Partners VI, L.P. (“Blackstone”) (together with any Co-Investors (as defined in the Interim Investors Agreement, dated as of the date hereof (the “Interim Investors Agreement”)) who have agreed to fund a portion of the equity commitment of Blackstone in accordance with the Interim Investors Agreement) of the amount of the cash equity contemplated to be funded by the Equity Commitment Letter, and (iii) the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement. Notwithstanding anything herein to the contrary, the H&F Sponsor shall not be obligated to transfer, contribute and/or deliver, or cause the transfer, contribution and/or delivery of its H&F Commitment if Parent has breached, or will be in breach, of Section 2.7(e) of the Interim Investors Agreement as of, or immediately following, the Effective Time. In the event that any H&F Commitment is transferred, contributed and delivered to Parent and the Closing of the Merger does not occur immediately thereafter, Parent will return all Rollover Contribution Shares to the Investor who transferred, contributed and delivered such Rollover Contribution Shares as promptly as practicable and, in any event, within one Business Day after such transfer, contribution and delivery. The obligation of the H&F Unitholders to enter into the Unit Purchase Agreement at the Effective Time and effect the Unit Purchase shall be subject only to the consummation of the Merger pursuant to the Merger Agreement.

3. Enforceability.

(a) This Agreement may only be enforced by Parent at the direction of Blackstone; provided, however, that if the Company is granted specific performance in accordance with Section 8.15 of the Merger Agreement to cause the Equity Commitment to be funded, Parent shall be entitled to enforce its right under and in accordance with Section 1(a) of the Agreement to cause the H&F Commitment to be transferred, contributed and delivered hereunder without the direction of Blackstone. The Company is hereby made a third party beneficiary of the rights granted to Parent under this Section 3; provided that, for the avoidance of doubt, it is understood and agreed that the Company shall not be entitled to specific performance of the H&F Commitment unless the Company is granted specific performance in accordance with Section 8.15 of the Merger Agreement to cause the Equity Commitment to be funded. At any time that the Company shall be entitled to specific performance of the H&F Commitment pursuant to this Section 3, and not at any other time, the Company shall also be entitled to specific performance to cause the H&F Unitholders and Parent to take the actions described under Section 1(b). The Company agrees to comply with the applicable provisions of this Agreement. Neither Parent’s nor the Company’s (nor any of the Company’s Affiliates’) creditors shall have any right to enforce this Agreement or to cause Parent to enforce this Agreement.

(b) This Agreement is being entered into by the H&F Sponsor, the H&F Unitholders and Parent to induce the Company to enter into the Merger Agreement. Each of the H&F Sponsor, the H&F Unitholders and Parent recognizes and acknowledges that a breach by it of its obligations under this Agreement and the Interim Investors Agreement will cause the Company to sustain irreparable harm for which the Company would not have an adequate remedy at law, and therefore in the event of any such breach the Company shall, without the posting of bond or other security (any requirement for which each of the H&F Sponsor, H&F Unitholders and Parent hereby waives), be entitled to the remedy of specific performance. Notwithstanding anything in the foregoing to the contrary, it is understood and agreed that the Company shall have the right to cause the H&F Commitment to be funded hereunder only if the Company is entitled to specific performance in accordance with Section 8.15 of the Merger Agreement to cause the Equity Commitment to be funded.

4. No Modification; Entire Agreement. This Agreement (including Exhibit A) may not be amended or otherwise modified, and the terms of this Agreement may not be waived, without the prior written consent of Parent, the H&F Sponsor, the H&F Unitholders and, in the case of any amendment, modification or waiver adverse to the Company, the Company. This Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between or among the H&F Sponsor or any of its Affiliates, each H&F Unitholder and any of its Affiliates, Parent or any of its Affiliates, and the Company or any of its Affiliates, with respect to the H&F Commitment and the Unit Purchases. No transfer of any rights or obligations hereunder shall be permitted without the consent of the

H&F Sponsor, the H&F Unitholders and Parent and the Company. Any transfer in violation of the preceding sentence shall be null and void.

5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

(b) EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF (I) THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND (II) THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR (II) THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE AND WAIVES ANY CLAIM THAT SUCH SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

6. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

7. No Third Party Beneficiaries. Except as set forth in Sections 3 and 10, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, is intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights to enforce the H&F Commitment or any provision of this Agreement.

8. Confidentiality. This Agreement is being entered into by the H&F Sponsor, the H&F Unitholders, Parent and the Company solely in connection with the Merger Agreement. This Agreement may not be used, circulated, quoted or otherwise referred to in any document by any party hereto, except with the written consent of the other parties hereto as required by Law.

9. Termination. This Agreement, and the obligation of the H&F Sponsor to transfer, contribute and deliver its H&F Commitment, and the obligations of the H&F Unitholders and Parent hereunder, will terminate automatically and immediately upon the earliest to occur of (i) (A) the Closing (at which time the obligation shall be discharged) with respect to the H&F Commitment and (B) immediately after the Effective Time with respect to the Unit Purchases, (ii) the termination of the Equity Commitment Letter, (iii) the termination of the Merger Agreement in accordance with its terms.

10. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, Parent covenants, agrees and acknowledges that no Person other than each of the H&F Sponsor and the H&F Unitholders has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder and that, notwithstanding that each of the H&F Sponsor and the H&F Unitholders is a limited partnership, Parent has no right of recovery under this Agreement, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation against, and no personal liability hereunder whatsoever shall attach to, be imposed upon or be incurred by, any former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates (other than the Company), members, managers, general or limited partners, successors or assignees of any of the H&F Sponsor and the H&F Unitholders or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate (other than the Company), member, manager, general or limited partner, successor or assignee of any of the foregoing (each, an “H&F Non-Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

11. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

12. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in this Agreement, including Section 11, be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

13. Notices. All notices and other communications to any of the H&F Sponsor and the H&F Unitholders hereunder shall be in writing and shall be addressed as follows (or at such other address as may be specified by like notice):

c/o Hellman & Friedman LLC

One Maritime Plaza

12th Floor

San Francisco, CA 94111

Attention:	Allen Thorpe
Arrie Park
Facsimile:	(415) 788-0176

with a copy (which shall not constitute notice or constructive notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Facsimile:	Rich Capelouto (650) 251-5002

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Patrick Naughton
Facsimile:	(212) 455-2502

Notices to the Company shall be made in the manner specified under the Merger Agreement

14. Assignment. The H&F Sponsor shall be entitled to assign all or a portion of its obligations hereunder to one or more Person(s) that agree to assume the H&F Sponsor’s obligations hereunder; provided, that the H&F Sponsor shall remain obligated to perform its obligations hereunder to the extent not performed by such Person(s). Except as provided above, this Agreement shall not be assignable without the consent of the parties hereto.

[Signature Page Follows]

Sincerely,

H&F HARRINGTON AIV II, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its general partner

By:	Hellman & Friedman LLC,
its general partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

HFCP VI DOMESTIC AIV, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its general partner
By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

HELLMAN & FRIEDMAN INVESTORS VI, L.P.

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its general partner
By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

[Signature Page to Rollover Commitment Letter]

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its general partner
By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

[Signature Page to Rollover Commitment Letter]

Agreed to and accepted:

THE PARENT:

BEAGLE PARENT CORP.

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: President

[Signature Page to Rollover Commitment Letter]

THE COMPANY, as third party beneficiary set forth herein:

EMDEON INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President

[Signature Page to Rollover Commitment Letter]